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                                                                     EXHIBIT 3.1

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                 JOSTENS, INC.

            Restated as of October 28, 1999, as supplemented by the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, attached hereto and incorporated herein.

                                   ARTICLE I
                                   ---------

The name of the Corporation shall be Jostens, Inc.

                                  ARTICLE II
                                  ----------

The purposes of this Corporation shall be as follows:

(1) To manufacture, buy and sell at wholesale and retail, and otherwise dispose of and deal in, all kinds of jewelry, diamonds, watches, watch findings and materials, jewelers' supplies of all sorts and kinds, machinery, tools, medals, trophies, stationery, printed matter of all kinds, sporting goods and all other kinds of merchandise or parts thereof;

(2) To refine, market and distribute crude oil, or petroleum and all of its products; to locate, purchase, lease or otherwise acquire, and to sell, mortgage or otherwise dispose of lands containing or believed to contain petroleum, oil or natural gas, or any of them, and to drill or prospect for or produce the same; to purchase, lease or otherwise acquire, and to sell, mortgage or otherwise dispose of developed or producing oil and gas properties or the products of such oil or gas properties; to purchase, produce, refine, sell and distribute petroleum and all of the products and by-products thereof, to buy, sell or otherwise dispose of, and manufacture all kinds of illuminating, burning and heating oils, and gasoline, naphtha, lubricants, greases, waxes and all other products and by-products of petroleum; to act as broker or agent for others in all of said acts, to build, construct, equip, maintain, own, control, lease or otherwise acquire, and to operate all necessary tanks, tank cars, pipes and pipelines, compressors, separating plants, refineries, buildings and warehouses, and the necessary fixtures and equipment thereunto obtaining and other and all means of refining, storing, saving, conveying, transporting, exporting, or marketing petroleum, oil and gas, or the crude or refined products of either; and to do any and all other acts and things necessary as a broker or agent in the marketing or sale of petroleum products, property, or its allied lines;
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(3)  To manufacture, have manufactured under license or otherwise, use, buy, sell and in all respects deal in and with chemicals and chemical compounds and chemical products of every kind and nature, including, without limiting the generality of the foregoing, alcohol, gasoline and rubber, whether synthetically produced or otherwise, alcohol, gasoline, and rubber products, wood products, plastics and products thereof, of every kind and nature whatsoever, and all forms of ersatz or substitute materials and products;

(4) To purchase or otherwise acquire, apply for, register, hold, use, sell or-in-any manner dispose of and to grant licenses or other rights in and in any manner deal in patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyrights or otherwise;

(5) To acquire, hold, pledge, hypothecate, sell or otherwise dispose of the shares, bonds, securities and other evidences of indebtedness of any person or of any domestic or foreign corporation;

(6) To purchase, lease or otherwise acquire, hold, sell, exchange, transfer, repair, maintain, improve, mortgage, pledge or otherwise hypothecate, and in any other manner deal in and deal with real property, mixed and personal property wherever situated; and

(7) In general, to have and exercise all of the powers conferred by the laws of the State of Minnesota upon business corporations, it being expressly provided that the foregoing-enumeration of specific purposes and powers shall not be held to limit or restrict in any manner such general powers, and that the foregoing enumeration of purposes and powers shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph hereof.

                                  ARTICLE III
                                  -----------
      The period of duration of this Corporation shall be perpetual.

                                  ARTICLE IV
                                  ----------
     The location and post office address of the registered office of this Corporation in Minnesota is 5501 Norman Center Drive, Bloomington, Minnesota 55437.

                                   ARTICLE V
                                   ---------

     The total authorized number of shares of this Corporation is 104,000,000 divided into 4,000,000 Preferred Shares of par value $1.00 each and 100,000,000 Common Shares of the par value of $.33-1/3 each.

                                       2
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     The relative rights, voting power, preferences and restrictions granted to or imposed upon the shares of each class of the Corporation are as follows:

     A. PRIORITY OF PREFERRED SHARES. The Preferred Shares are senior to the Common Shares with respect to dividends and with respect to the distributive amounts to which the holders of the Preferred Shares are entitled upon liquidation, dissolution or winding up of the Corporation.

     B. ISSUANCE OF PREFERRED SHARES IN SERIES. The Preferred Shares may be issued from time to time in one or more series, each of which series shall have such designation and such relative rights, voting power, preferences and restrictions as are hereinafter provided and, to the extent hereinafter permitted, as are determined and stated by the Board of Directors in the resolution or resolutions authorizing the creation of shares of such series.

     All Preferred Shares shall be of equal rank and shall be identical, except in respect of the particulars that may be determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical in all respects with the other shares of such series, except as to the dates from which dividends thereon shall be cumulative. Preferred Shares shall be issued only as fully paid and nonassessable shares.

     Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article V, to authorize the issuance of Preferred Shares in one or more series, and to determine and state, by the resolution or resolutions authorizing the creation of each series:

          (1) The designation of the series and the number of shares which shall constitute such series, which number may be altered from time to time by like action of the Board of Directors in respect of shares then unissued;

          (2) The annual rate of dividends payable on the shares of such series;

          (3) The price or prices per share at which the shares of such series shall be redeemable;

          (4) The amount payable on shares of such series in the event of any dissolution, liquidation or winding up of the affairs of the Corporation;

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          (5)  Whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

          (6) Whether or not the shares of such series shall be convertible into shares of any other class or classes or any other series of the same class of the Corporation and, if made so convertible, the conversion price or prices and the manner of making such conversion;

          (7) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

          (8) Any other powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with applicable law and the provisions of this Article V.

C. DIVIDENDS. Before any dividends on Common Shares shall be paid or declared and set apart for payment (other than dividends payable in Common Shares of the Corporation), the holders of the Preferred Shares of each series shall be entitled to receive, out of any funds legally available for such purpose, cash dividends at the annual rate for such series theretofore fixed by the Board of Directors as hereinbefore provided, and no more, payable quarterly on such dates as may be fixed in the resolution or resolutions adopted by the Board of Directors authorizing the creation of such series. Such dividends shall be cumulative in the case of shares of each particular series:

     (1) If issued prior to the record date for the first dividend on shares of such series, then from and including the date fixed for such purpose by the Board of Directors in the resolution or resolutions creating such series;

     (2) If issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from and including such last mentioned dividend payment date;

     (3) Otherwise from and including the quarterly dividend payment date next preceding the date of issue on such shares.

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No dividend shall be paid or declared and set apart for payment upon any
Preferred Shares of any series for any quarterly dividend period unless at the same time a like proportionate dividend for the same or comparable quarterly period, ratable in proportion to the annual dividend rates fixed therefore, shall be paid or declared and set apart for payment upon All Preferred Shares of all series then issued and outstanding.

In no event shall any dividend be paid or declared, nor shall any distribution be made, on the Common Shares of the Corporation, nor shall any Common Shares be purchased, redeemed or otherwise acquired by the Corporation for value, nor shall any moneys be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any Common Shares of the Corporation, unless all dividends on the Preferred Shares of all series for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, and unless all accrued sinking fund obligations, if any, of the Corporation shall have been satisfied in respect of each series for which a sinking fund has been provided for in the resolution or resolutions authorizing the creation of such series.

In no event shall any Preferred Shares be purchased, redeemed or other-wise acquired by the Corporation for value, nor shall any moneys be paid or set aside as a sinking fund for the benefit of any series of Preferred Shares unless all dividends on the Preferred Shares of all series for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, except in the event all of the Preferred Shares shall be called for redemption.

Subject to the provisions of this Article V and not otherwise, dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefore, upon the then outstanding Common Shares of the Corporation, and the holders of the Preferred Shares shall not be entitled to participate in any such dividends.

D. REDEMPTION OF PREFERRED SHARES. The Preferred Shares of any and all series may be redeemed as a whole at any time or in part from time to time (unless the resolution or resolutions authorizing the creation of a series shall specify the first date upon which shares of such series may be redeemed, in which event shares of such series shall not be redeemable until such date) at the option of the Corporation by resolution of the Board of Directors at the applicable redemption price for the shares of such series as determined by the Board of Directors in the resolution or resolutions authorizing the creation of such series, together with an amount equal to accrued and unpaid dividends thereon to the redemption date. If less than all the outstanding

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Preferred Shares of any series are to be redeemed, the redemption may be made either by lot or pro rata in such manner as the Board of Directors may prescribe.

Notice of every redemption of Preferred Shares shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they appear on the stock books of the Corporation, not less than thirty (30) and not more than sixty (60) days prior to the date fixed for redemption.

If notice of redemption shall have been duly given as aforesaid, and if, on or before the redemption date specified in the notice, all funds necessary for the redemption shall have been deposited in trust with a bank or trust company in good standing and doing business at any place within the United States of America, having capital, surplus and undivided profits aggregating at least $1,000,000, and designated in the notice of redemption, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefore, then, from and after the date of such deposit, notwithstanding that any certificate for Preferred Shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate from and after the date fixed for redemption, and all rights with respect to the Preferred Shares so called for redemption shall forthwith on the date of such deposit cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued dividends to the redemption date, but without interest, and, in the case of such deposit, any conversion rights not theretofore expired, shall cease and terminate. Any funds deposited by the Corporation pursuant to this paragraph and unclaimed at the end of six years after the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

E. DISSOLUTION, LIQUIDATION AND WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of Common Shares of the Corporation, the holders of the shares of each series of Preferred Shares shall be entitled to be paid in full the respective amounts fixed by the Board of Directors in the resolution or resolutions authorizing the issue of such series, (which amounts may vary depending upon whether the dissolution, liquidation or winding up is voluntary or involuntary), together in either event with a sum, in the case of each share, equal to the accrued and unpaid dividends thereon to the date fixed for such distribution or payment. If such distribution or payment shall have been made to the holders of the Preferred Shares, or moneys made available for such payments in full, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Shares of the Corporation, to the exclusion of the holders of Preferred Shares

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of any and all series, ratably according to the number of Common Shares held by them respectively. If the assets available are not sufficient to pay in full the amounts so payable to the holders of all outstanding Preferred Shares, the holders of all series of such shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. The consolidation or merger of the Corporation into or with any other corporation or corporations shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of any of the provisions of this paragraph.

F. VOTING RIGHTS. Each holder of record of Preferred Shares shall be entitled to as many votes as are provided for by the resolution or resolutions authorizing the creation of one or more series of Preferred Shares for each such share held by him. Each holder of record of Common Shares shall be entitled to one vote for each such share held by him. Except as otherwise required by law or by the Articles of Incorporation of the Corporation or by the resolution or resolutions authorizing the creation of one or more series of Preferred Shares, the vote of the holders of all or any portion of any class or series of shares, as a class or series, shall not be required, but instead voting shall be without distinction between classes or series. Voting for the election of directors shall not be cumulative.

G. SPECIAL VOTING RIGHTS OF HOLDERS OF PREFERRED SHARES. The holders of Preferred Shares shall have the following special voting rights:

     (1) So long as any Preferred Shares of any series are outstanding, the Corporation shall not without the consent of the holders of at least two thirds of the total number of Preferred Shares of all series then outstanding amend the Articles of Incorporation so as to create or authorize any class of shares ranking prior to the Preferred Shares or other-wise to affect adversely any of the preferences or other rights of the holders of the Preferred Shares (except as specifically provided in subparagraph (2) below; provided, however, that if any such amendment would affect adversely the holders of one or more, but not all, of the series of the Preferred Shares at the time outstanding, consent only of the holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required.

     (2) So long as any Preferred Shares of any series are outstanding, the Corporation shall not without the consent of the holders of at least a majority of the total number of Preferred Shares of all series then outstanding amend the Articles of Incorporation so as to increase the authorized number of Preferred Shares or to create any shares of a class on a parity with the Preferred Shares with respect to dividends or with respect to the distributive amounts to which the holders thereof are entitled upon liquidation, dissolution or winding up of the Corporation.

     (3) If and whenever all or any part of each of six full quarterly dividend installments on the Preferred Shares of any series outstanding, whether or not consecutive, shall be in default and if and whenever the Corporation has defaulted in whole or in part for two years, whether or not consecutive, with respect to its sinking fund obligations for any series of Preferred Shares, the number of members of the Board of Directors shall be increased by two and the holders of Preferred Shares of all series at the time outstanding, voting separately as a class, shall at any annual meeting of the shareholders or any special meeting of the shareholders called as herein provided occurring during such period, elect such two additional directors and such voting power shall continue until all arrears in payment of quarterly dividends on the Preferred Shares of all series shall have been paid and the dividends thereon for the current quarter shall have been declared and paid or set apart and all accrued sinking fund obligations of the Corporation with respect to the Preferred Shares of all series shall have been fulfilled, and thereupon the holders of the Preferred Shares shall be divested of such additional voting rights and the terms of such two additional directors shall terminate, but subject always to the same provisions for the vesting of such voting rights in case of any such future default or defaults. At any meeting at which the holders of Preferred Shares shall have such special voting power to elect two directors, the holders of Preferred Shares shall not be entitled to vote for the election of any other directors. At any time when such voting rights shall be so vested in the holders of the Preferred Shares, the proper officers o f the Corporation shall upon the written request of the record holders of at least 5% of the Preferred Shares of all series then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of the Preferred Shares of all series for the purpose of electing such additional two directors, such meeting to be held at the earliest practicable date thereafter at the place designated for the holding of annual meetings of shareholders of the Corporation and at least ten days' written notice shall be given of such meeting. At any annual or special meeting at which the holders of the Preferred Shares shall be entitled to elect additional directors, the holders of a majority of the then outstanding Preferred Shares of all series shall be sufficient to constitute a quorum, whether present in person or by proxy, and the vote of the holders of a majority of the Preferred Shares present or represented at. any such meeting, at which there shall be such quorum, shall be sufficient to elect two additional members of the Board of Directors. Such voting by the holders of Preferred Shares shall not be cumulative. Any vacancy in the office of a director elected by the holders of Preferred Shares shall be filled only by the holders of Preferred Shares.

H.   RIGHTS OF HOLDERS OF COMMON SHARES. Subject to all provisions of this
Article V, the holders of the Common Shares shall be entitled to receive dividends when and as declared by the Board of Directors out of any funds legally available for such purpose. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or any distribution of any of its assets to any of its shareholders, other than by dividends from funds legally available therefore, and other than payments made upon redemption or purchase of shares of the Corporation, after payment in full of the amounts which the holders of the Preferred Shares are entitled to receive in such event, the remaining assets of the Corporation shall be distributed ratably to the holders of the Common Shares.

                                  ARTICLE VI
                                  ----------

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class 1, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

     At the annual meeting of shareholders held in 1984, Class I directors shall be elected for a one-year term, Class 11 directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1985, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his ten-n expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. The shareholders shall have the right to remove any one or all of the directors only for cause. Any vacancy on the Board of Directors that results from a newly created directorship may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum,

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or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

     No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

                                  ARTICLE VII
                                  -----------

     The shareholders of this Corporation shall have no preemptive right to subscribe to any issue of shares of this Corporation now or hereafter made.

                                 ARTICLE VIII
                                 ------------

     The Board of Directors of this Corporation shall have authority to accept or reject subscriptions for shares made after incorporation, and may grant rights to convert any securities of this Corporation into shares of any class or classes or grant options to purchase or subscribe for shares of any class or classes.

                                  ARTICLE IX
                                  ----------

     The Board of Directors shall have authority to make and alter the Bylaws of this Corporation subject to the power of the shareholders to change or repeal such Bylaws.

                                   ARTICLE X
                                   ---------

     The holders of a majority of the outstanding shares of this Corporation shall have power to authorize the sale, lease, exchange or other disposal of all or substantially all of the properties and assets of this Corporation, including its goodwill, to amend the Articles of Incorporation of this Corporation, and to adopt or reject an agreement of consolidation or merger.

                                  ARTICLE XI
                                  ----------

     No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except as otherwise required by Minnesota law. Any repeal or modification of this Article by shareholders of this Corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS


                                      of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                                JOSTENS, INC.

                     (Pursuant to Section 302A.401 of the
                      Minnesota Business Corporation Act)


     The undersigned, Brian K. Beutner, Secretary of Jostens, Inc., a corporation organized and existing under the business corporation act of the State of Minnesota (hereinafter called the "Corporation"), hereby certifies that:

     (i) the following resolutions establishing a series of junior participating preferred stock pursuant to Chapter 302A of the Minnesota Statutes were adopted by the Board of Directors of the Corporation on July 23, 1998.

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred stock"), the Series A Junior Participating Preferred Stock, and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Section 1.     Designation and Amount. The shares of such series shall be
                    ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.     Dividends and Distributions.
                    ---------------------------

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock (the "Common Stock") of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series

     A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of Series A
                      -------------
Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

               (C) The holders of Preferred Shares shall have the following special voting rights:

          (i) So long as any Preferred Shares are outstanding, the Corporation shall not without the consent of the holders of at least two-thirds of the total number of Preferred Shares of all series then outstanding amend the Articles of Incorporation so as to create or authorize any class of shares ranking prior to the Preferred Shares or otherwise to affect adversely any of the preferences or other rights of the holders of the preferred Shares (except as specifically provided in subparagraph (ii) below; provided, however, that if any such amendment would affect adversely the holders of one or more, but not all, of the series of the Preferred Shares at the time outstanding, consent only of the holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required.

               (ii) So long as any Preferred Shares are outstanding, the Corporation shall not without the consent of the holders of at least a majority of the total number of Preferred Shares of all series then outstanding amend the Articles of Incorporation so as to increase the authorized number of Preferred Shares or to create any shares of a class on a parity with the Preferred Shares with respect to dividends or with respect to the distributive amounts to which the holders thereof are entitled upon liquidation, dissolution or winding up of the Corporation.

               (iii) If and whenever all or any part of each of six full quarterly dividend installments on the Preferred Shares of any series outstanding, whether or not consecutive, shall be in default and if and whenever the Corporation has defaulted in whole or in part for two years, whether or not consecutive, with respect to its sinking fund obligations for any series of Preferred Shares, the number of members of the Board of Directors shall be increased by two and the holders of Preferred Shares of all series at the time outstanding, voting separately as a class, shall at any annual meeting of the shareholders or any special meeting of the shareholders called as herein provided occurring during such period, elect such two additional directors and such voting power shall continue until all arrears in payment of quarterly dividends on the Preferred Shares of all series shall have been paid and the dividends thereon for the current quarter shall have been declared and paid or set apart and all accrued sinking fund obligations of the Corporation with respect to the Preferred Shares of all series shall have been fulfilled, and thereupon the holders of the Preferred Shares shall be divested of such additional voting rights and the terms of such two additional directors shall terminate, but subject always to the same provisions for the vesting of such voting rights in case of any such future default or defaults. At any meeting at which the holders of Preferred Shares shall have such special voting power to elect two directors, the holders of Preferred Shares shall not be entitled to vote for the election of any other directors. At any time when such voting rights shall be so vested in the holders of the Preferred Shares, the proper officers of the Corporation shall upon the written request of the record holders of at least 5% of the Preferred Shares of all series then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of the Preferred Shares of all series for the purpose of electing such additional two directors, such meeting to be held at the earliest practicable date thereafter at the place designated for the holding of annual meetings of shareholders of the Corporation and at least ten days' written notice shall be given of such meeting. At any annual or special meeting at which the holders of the Preferred Shares shall be entitled to elect additional directors, the holders of a majority of the then outstanding Preferred Shares of all series shall be sufficient to constitute a quorum, whether present in person or by proxy, and the vote of the holders of a majority of the Preferred Shares present or represented at any such meeting at which there shall be such quorum, shall be sufficient to elect two additional members of the Board of Directors. Such voting by the holders of Preferred Shares shall not be cumulative.

     Any vacancy in the office of a director elected by the holders of Preferred Shares shall be filled only by the holders of Preferred Shares.


     Section 4.  Certain Restrictions.
                 --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms-as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares. Any shares of Series A Preferred Stock
                 -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein.

     Section 6.  Liquidation. Dissolution or Winding. Upon any liquidation,
                 -----------------------------------
dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Record Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7.  Consolidation, Merger. etc. In case the Corporation shall
                  --------------------------
enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption. The shares of Series A Preferred Stock shall not
                 -------------
be redeemable until August 20, 2008.

     Section 9.  Rank. The Series A Preferred Stock shall rank, with respect
                 ----
to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's preferred stock hereafter issued that specifically provide that they shall rank senior to the Series A Preferred Stock.

     Section 10. Amendment. If any shares of the Series A Preferred Stock are
                 ---------
outstanding, the Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     (ii) That this resolution has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes and shall be effective as of when filed with the Secretary of State.

     IN WITNESS WHEREOF, executed on behalf of the Corporation by its Secretary this 23/rd/ day of July, 1998.


                                        JOSTENS, INC.


                                          /s/ Brian K. Beutner
                                        -----------------------------
                                        Brian K. Beutner
                                        Secretary

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